Exhibit 3.0

1.2	CHARTER AUDIT COMMITTEE

1.2.1	RESPONSIBILITIES OF THE AUDIT COMMITTEE
                    An Audit Committee of the Board of Directors is hereby constituted with all the powers and duties conferred on it by the laws, regulations and rules governing the Corporation and such other powers and duties as may be conferred on it from time to time by resolution of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in overseeing:
(i)	the quality and integrity of the Corporation’s financial statements;

(ii)	the qualifications and independence of the Corporation’s external auditor;

(iii)	the performance of the Corporation’s internal audit department and external auditor; and

(iv)	the Corporation’s compliance with legal and regulatory requirements, as it pertains to financial matters and financial reporting.
          In addition to the foregoing powers and duties, the Audit Committee shall have the following duties and responsibilities:
(a)	With respect to the external auditor, to
(i)	appoint and terminate subject to the Board of Directors’ ratification and shareholders’ approval, compensate, evaluate and oversee the work of the external auditor of the Corporation for the purpose of preparing or issuing an audit report or related work, and the external auditor shall report directly to the Committee;

(ii)	resolve disagreements between Management and the external auditor regarding financial reporting;

(iii)	approve, in advance of the provision thereof, all audit services and, subject to Section 10A(1) of the Exchange Act (U.S.) and rules promulgated thereunder, all non-audit services to be provided to the Corporation by the external auditor. The Committee may delegate such authority to one or more members of the Committee;

(iv)	approve any compensation payable by the Corporation for any approved audit or non-audit services to the external auditor, including the fees, and terms and conditions for the performance of such services.
(b)	At least annually, to
(i)	obtain a written report by the external auditor describing, to the extent permitted under applicable auditing standards:
(a)	the external auditor’s internal quality-control procedures;
(b)	any material issues raised by the most recent quality-control review, or peer review, of the external auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more external audits carried out by the external auditor, and any steps taken to deal with any such issues; and
(c)	all relationships between the external auditor and the Corporation; and
(ii)	review the foregoing report and the external auditor’s work throughout the year and evaluate the external auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner on the external auditor’s engagement with the Corporation and present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the external auditor.
(c)	At least annually, to discuss with the external auditor, out of the presence of Management, if deemed appropriate
(i)	the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented, relating to the conduct of the audit;
(ii)	the audit process, including, without limitation, any problems or difficulties encountered in the course of the performance of the audit, including any restrictions on the external auditor’s activities or access to requested information imposed by Management, and Management’s response thereto, and any significant disagreements with Management; and
(iii)	the Corporation’s internal controls and the responsibilities, budget and staffing of the Corporation’s internal audit function, including any “management” or “internal control” letter issued or proposed to be issued by such auditor to the Corporation.
(d)	To establish policies for the Corporation’s hiring of employees or former employees of the external auditor.
(e)	To review and discuss, as appropriate with Management, the internal auditor and the external auditor, the report of the external auditor required by Section 10A(k) of the Exchange Act.
(f)	To review, prior to submission thereof to the Board of Directors, all financial information and financial statements of the Corporation and the external auditor’s report, if any, thereon, (i) prepared for submission to a meeting of or for distribution to the shareholders of the Corporation, (ii) which may be required by applicable law to be reviewed by the Audit Committee and (iii) which the Board of Directors may, by resolution, determine shall be so reviewed, and to report to the Board of Directors with respect to the quality and integrity of the Corporation’s financial information and financial statements, namely
(i)	if the same have been prepared in accordance with the laws, regulations and rules to which the Corporation is subject, the generally accepted accounting principles (GAAP) applicable to the Corporation and its business, and the policies from time to time adopted by the Board of Directors in connection with such financial statements, including the Financial Risk Management Policy and the Product Term Contract Policy as well as the Short-Term Investment Guidelines;
(ii)	any significant changes in the form or content of such financial information and financial statements from the corresponding financial information and financial statements most recently approved by the Board of Directors and the reason therefore, together with any intervening developments in relevant accounting principles, policies and practices which have been taken into account in preparing such financial statements or which, in the opinion of the external auditor of the Corporation, might have been taken into account for that purpose; and
(iii)	if the external auditor of the Corporation has reported it is, in all material respects, satisfied with the form and contents of such statements and has received the full cooperation of Management in the conduct of the audit.
(g)	To review and discuss with the Corporation’s Management, and external and internal auditors

(i)	prior to the annual audit, the scope, planning and staffing of the annual audit;
(ii)	the Corporation’s annual audited financial statements and quarterly financial statements, including the Corporation’s disclosures under Management’s Discussion and Analysis (MD&A) and the results of the external auditor’s reviews of the quarterly financial statements;
(iii)	significant issues regarding accounting and auditing principles and practices and financial statement presentations, including all critical accounting policies and estimates, any significant changes in the Corporation’s selection or application of accounting principles and any significant issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies;
(iv)	analyses prepared by Management and/or the external auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;
(v)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;
(vi)	any significant changes to the Corporation’s auditing and accounting principles and practices suggested by the external auditor, internal auditor or Management;
(vii)	Management’s internal control report prepared in accordance with rules promulgated by the U.S. Securities and Exchange Commission pursuant to Section 404 of the Sarbanes-Oxley Act.
(viii)	the effectiveness of the records and the accounting and internal control systems of the Corporation and the extent to which such records are being adequately maintained and such systems are being consistently followed; and
(ix)	the competence and adequacy of the Corporation’s internal accounting staff.
(h)	To review and discuss with Management the Corporation’s practice regarding earnings press releases and the provision of financial information and earnings guidance by Management to analysts and ratings agencies.

(i)	To periodically review and discuss with Management the Corporation’s guidelines and policies with respect to the process by which the Corporation undertakes risk assessment and risk management, including discussion of the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
(j)	To annually obtain from the external auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act (U.S.).
(k)	To review periodically with the Corporation’s external and internal auditors their respective activities and the nature of their respective recommendations and to report on same at least annually to the Board of Directors.
(l)	To establish and maintain procedures for:
(i)	the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and
(ii)	the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
(m)	To assess annually the organization, the personnel, the independence and the efficiency of the internal audit department.
(n)	To review all legal proceedings, claims or contingent liabilities, including tax claims, which could have a material impact on the financial situation or the operating results of the Corporation and to ensure that they are appropriately disclosed in the documentation which is required to be approved by the Audit Committee under applicable laws.
(o)	To review with Management and the external auditor any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Corporation’s financial statements or accounting policies.
(p)	To review periodically the Code of Ethics of the Corporation and the adherence thereto by Management.
(q)	To review periodically with the Board, the external and internal auditors, and Management, the Corporation’s anti-fraud program and practices.
(r)	To review with the Board an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this Charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation by the

Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairman of the Committee or any other member of the Committee designated by the Committee to make this report.
(s)	To report periodically to the Board of Directors on all matters for which the Committee has assumed responsibility, and when decisions are made by the Committee, as soon as practicable thereafter. The Committee shall report at least once a year on matters that may involve the liability of directors.
                    In the discharge of the foregoing responsibilities, the Audit Committee shall, except as otherwise determined by the Board of Directors, have free and unrestricted access at all times, either directly or through its duly appointed representatives, to the relevant accounting records and systems of the Corporation and its external and internal auditors and accounting staff.
1.2.2	MEMBERSHIP OF THE AUDIT COMMITTEE
(a)	Until otherwise determined by resolution of the Board of Directors, the Audit Committee shall consist of four (4) members elected from amongst the directors, all of whom must be independent of the Corporation and its affiliates; and
(b)	the Board of Directors may by resolution, from time to time, remove a member of the Audit Committee, with or without cause, or add to or otherwise change the membership of the Audit Committee.
1.2.3	AUDIT COMMITTEE PROCEDURES
(a)	Except as otherwise provided in this resolution, the rules and regulations relating to the calling and holding of and proceedings at meetings of the Audit Committee shall be those, mutatis mutandis, that apply to meetings of the Board of Directors subject to such modifications as may, from time to time, be determined by resolution of the Audit Committee.
(b)	The Chairman and the Vice-Chairman, if any, of the Audit Committee shall be the member or members thereof designated, from time to time, by resolution of the Board of Directors and, until otherwise determined by the Audit Committee, the Secretary of the Corporation shall act as the Secretary of the Audit Committee.
(c)	The Audit Committee shall report to the Board of Directors at such intervals and at such times as shall be determined, from time to time, by the Board of Directors.
(d)	Until otherwise determined by resolution of the Board of Directors,

(i)	the quorum for meetings of the Audit Committee shall consist of three (3) members; and
(ii)	meetings of the Audit Committee shall be regularly scheduled and held at least every fiscal quarter, at such time and place as may be determined, from time to time, by the Audit Committee or by the Chairman or Vice-Chairman, if any, of the Audit Committee or any two (2) members thereof and notice thereof shall be given in the manner and with the length of notice provided in the by-laws of the Corporation and/or in the resolutions of the Board of Directors relating to notices of meetings of directors.
(iii)	any meeting of the Audit Committee called in accordance with the laws governing the Corporation but not in accordance with a determination made as aforesaid shall be held at the registered office of the Corporation.
(e)	The Committee may request
(i)	any officer or employee of the Corporation;
(ii)	the Corporation’s outside counsel; or
(iii)	the Corporation’s external auditor to attend any meeting (or portions thereof) of the Committee, or to meet with any members of or consultants to the Committee, and to provide such information as the Committee deems necessary or desirable.
(f)	The Committee may, without further approval by the Board, obtain such advise and assistance, including without limitation, the performance of special audits, reviews and other procedures, from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the Corporation for the purpose of rendering or issuing an audit report on the Corporation’s annual financial statements, or in the case of an outside legal or other advisor, otherwise engaged by the Corporation for any other purpose.
                    The Corporation shall pay to the external auditor of the Corporation for the purpose of rendering or issuing an audit report and to any outside accounting, legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined by the Committee;

(g)	The Committee shall meet separately, at least once every fiscal quarter, with Management, with the Corporation’s internal auditor and with the external auditor.
October 2005